                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box

[_] Preliminary Proxy Statement[_] Confidential, For Use of the Commission
                                 Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                        PERITUS SOFTWARE SERVICES, INC.

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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[_] Fee paid previously with preliminary materials:

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[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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

                        PERITUS SOFTWARE SERVICES, INC.
                               2 FEDERAL STREET
                           BILLERICA, MA 01821-3540

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 10, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peritus Software Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, June 10, 1998 at 9:30 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournment or adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Clerk of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

  On April 16, 1998, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 16,137,219 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each such share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 7, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF ALLEN K. DEARY, VICE PRESIDENT, 2 FEDERAL STREET, BILLERICA, MASSACHUSETTS 01821-3540. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTES REQUIRED

  Under the Company's Amended and Restated By-Laws (the "By-Laws"), the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendments to the Company's 1997 Stock Incentive Plan (the "1997 Plan") and the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan").

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting of the matters being presented for stockholder approval at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS HEREOF

  The following table sets forth certain information as of March 31, 1998 (unless otherwise specified) with respect to the beneficial ownership of shares of Common Stock by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors and director nominees of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Compensation of Directors and Excutive Officers--Executive Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                NUMBER OF
                                                SHARES OF       PERCENTAGE OF
                                              COMMON STOCK       COMMON STOCK
    BENEFICIAL OWNER                      BENEFICIALLY OWNED(1) OUTSTANDING(2)
    ----------------                      --------------------- --------------
Dominic K. Chan(3).......................       2,362,113            14.6%
 c/o Peritus Software Services, Inc.
 2 Federal Street
 Billerica, MA 01821-3540
American Premier Underwriters, Inc.(4)...       2,093,433            13.0%
 One East Fourth Street
 Cincinnati, OH 45202
Greylock Equity Limited Partnership
 And Henry F. McCance
 c/o Greylock Equity Limited
 Partnership(5)..........................       1,144,258             7.1%
 One Federal Street
 Boston, MA 02110
W. Michael Humphreys(6)..................         700,561             4.3%
Douglas A. Catalano(7)...................         334,571             2.1%
Allen K. Deary(8)........................         320,831             2.0%
Adarsh K. Arora(9).......................         129,106               *
Leonard Miller(10).......................          71,000               *
Robert D. Savoia(11).....................          68,750               *
Roland Pampel(12)........................          52,250               *
Arthur Carr(13)..........................          33,750
Axel Leblois(14).........................          14,250               *
William W. Verity(15)....................               0               *
All executive officers and directors, as
 a group (17 persons)(16)................       3,632,845           22.5%

--------
 *  Less than 1% of outstanding Common Stock.
 (1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 31, 1998 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated each person or entity listed above has sole voting and investment power with respect to the shares listed. The number of shares of Common Stock held by each beneficial owner has been determined by information provided to the Company by its transfer agent.
 (2) Number of shares of Common Stock deemed outstanding includes 16,137,219 shares issued and outstanding as of March 31, 1998, plus any shares subject to options held by the referenced beneficial owner(s) that such owner(s) have the right to acquire within 60 days of such date.
 (3) Includes 18,750 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998; 2,143,363 shares of Common Stock held jointly with his wife, Marsha C.

    Chan; and 200,000 shares of Common Stock held in the name of the Chan Family Irrevocable Trust of which Julian Chan, Marsha C. Chan and Theodore Tedeschi are trustees and of which Dominic K. Chan's present and future offspring are beneficiaries and as to which shares Dominic K. Chan disclaims beneficial ownership. Julian Chan is Dominic Chan's son.
 (4) Based upon a Schedule 13D dated December 1, 1997 provided by American Financial Group, Inc. ("AFG"), American Financial Corporation ("AFC"), Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner, which states that such persons have shared voting power and shared dispositive power over the shares indicated, and other information available to the Company. At September 30, 1997, the foregoing Lindners owned approximately 36% of the outstanding shares of AFG, and AFG beneficially owned all of the common stock of AFC. As a result of such ownership, the Lindners may be deemed controlling persons of AFG and AFC. AFG owns all of the outstanding common stock of American Premier Underwriters, Inc. ("APU").
 (5) Mr. McCance, a general partner of Greylock Equity GP Limited Partnership ("Greylock"), the general partner of Greylock Equity Limited Partnership, is a director of the Company. Mr. McCance, together with the other general partners of Greylock, shares voting and investment power with respect to the shares owned by Greylock. Mr. McCance does not own any shares of the Company in his individual capacity and disclaims beneficial ownership of the shares held by Greylock Equity Limited Partnership, except to the extent of his pecuniary interest therein.
 (6) Mr. Humphreys, a general partner of Matrix IV Management Co. L.P., the general partner of Matrix Partners IV, L.P. ("Matrix") and the general partner of Matrix IV Entrepreneurs Fund, L.P., is a director of the Company. Mr. Humphreys, together with the other managing members of Matrix, shares voting and investment power with respect to the shares owned by Matrix. Mr. Humphreys owns 13,471 shares of the Company in his individual capacity and disclaims beneficial ownership of shares owned by Matrix, except to the extent of his pecuniary interest therein. Matrix and Matrix IV Entrepreneurs Fund, L.P. own 687,045 and 45 shares, respectively.
 (7) Includes 125,213 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998.
 (8) Includes 131,567 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998. Also includes 10,713 shares held by Mr. Deary's wife and two children, as to which Mr. Deary disclaims beneficial ownership.
 (9) Includes 50,298 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998.
(10) Includes 70,000 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998. Also includes 1,000 shares held by Mr. Miller's son, as to which Mr. Miller claims no beneficial ownership.
(11) Represents shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998.
(12) Includes 31,250 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998.
(13) Includes 6,250 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998. Also includes 10,000 shares of Common Stock held by Virginia L. Carr, Mr. Carr's wife, and 5,000 shares of Common Stock held by a trust, of which Virginia L. Carr is sole trustee, as to which shares Mr. Carr disclaims beneficial ownership.
(14) Includes 6,250 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998.
(15) Mr. Verity is a director of Chiquita Brands International, Inc., an affiliate of AFG and APU.
(16) Includes an aggregate of 711,137 shares of Common Stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998. Messrs. Espinosa, Taube, Wilkie and Verity were elected to their respective positions on April 21, 1998 and none of them beneficially owns any shares of Common Stock or shares of common stock subject to outstanding stock options which are exercisable within 60 days of March 31, 1998.

                       DIRECTORS AND EXECUTIVE OFFICERS

  For each member of the Board of Directors and each person serving as an executive officer of the Company, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which such person serves as a director and such person's age and length of service as a director of the Company.

  Arthur Carr, age 66, has served on the Board of Directors of the Company since November 1995. Mr. Carr has been a private investor since December 1993. From 1991 to November 1993, Mr. Carr served as Chairman, President and Chief Executive Officer of Bytex Corporation, a manufacturer of data communications equipment. He is a director of Bay Networks, Inc., a manufacturer of computer network systems.

  Douglas A. Catalano, age 47, joined the Company in December 1996 as President and Chief Operating Officer and as a director. Since October 1997 he has served as the Company's President and Chief Executive Officer. From November 1982 to December 1996, Mr. Catalano held various positions at Computer Sciences Corp., a company which provides systems integration services, where he most recently served as President of CSC Consulting, Inc. ("CSC").

  Dominic K. Chan, age 49, co-founded the Company in 1991 and served as its President from inception to December 1996. From December 1996 until October 1997, Dr. Chan served as the Company's Chief Executive Officer. Dr. Chan has served as a Director of the Company since inception and as Chairman of the Board since December 1996. Since October 1997, he has served as the Company's Chief Technology Officer and Chairman of the Board of Directors. Prior to co-founding the Company, Dr. Chan held the position of Executive Vice President of Research and Development for Bull HN Information Systems, Inc. a manufacturer of computer products. He holds a patent for a voice and data integration device.

  Allen K. Deary, age 39, co-founded the Company in 1991, and has served as its Vice President, Finance and Chief Financial Officer and as a director since inception. Mr. Deary previously served as Director, Product Life Cycle Process at Bull Worldwide Information Systems, where his primary focus was to develop and implement worldwide cross-functional product teams.

  W. Michael Humphreys, age 46, has served on the Board of Directors of the Company since March 1996. Mr. Humphreys has been a partner of Matrix Partners, a private venture capital firm, since 1982. Prior to his association with Matrix Partners, he was a general partner of Hellman, Ferri Investment Associates, a private venture capital partnership. Mr. Humphreys is a director of GeoTel Communications Corporation, a developer of telecommunications software, as well as several privately held companies.

  Axel Leblois, age 49, has served on the Board of Directors of the Company since February 1995. Since July 1997, he has served as President and Chief Executive Officer of ExecuTrain Corp., a computer training company, and since January 1996, Mr. Leblois has served as the Chairman of World Times Inc., a publishing company. From May 1991 to December 1995, he served as President and Chief Executive Officer of Bull. Mr. Leblois is a director of Wang Laboratories, Inc., a software and services provider, and Boston Private Bank & Trust Company, a private banking and asset management firm.

  Henry F. McCance, age 55, has served on the Board of Directors of the Company since March 1996. Mr. McCance has been a general partner of Greylock, a private venture capital firm, since 1973. He is Chairman of the Board, President and Secretary of Greylock Management Corporation, the service organization to the Greylock venture capital partnerships. Mr. McCance is a director of Shiva Corporation, a manufacturer of remote access products, and of several privately held companies.

  Roland D. Pampel, age 63, has served on the Board of Directors of the Company since November 1995. Mr. Pampel is recently retired. From March 1994 to January 1997, Mr. Pampel held the positions of President, Chief Executive Officer and director of Microcom, Inc. ("Microcom"), a manufacturer of computer equipment. Prior to joining Microcom, Mr. Pampel was President and Chief Executive Officer of Nicolet Instrument Inc., a manufacturer of medical instruments, from October 1991 to September 1993. He currently serves on the Board of Directors of Infinium Software, Inc., a provider of client-server business software applications, and Cayenne Software, Inc., a provider of computer-aided software engineering products.

  William W. Verity, age 39, was elected to the Board of Directors of the Company on April 21, 1998. Mr. Verity is the Managing Partner of Ideation LLC, a business development firm that was formed in 1997. He has served as Chief Executive Officer of ENCOR Holdings since 1991. ENCOR Holdings develops and manufactures plastic products and components through two affiliated companies, Compression Inc. and ENCOR Technologies, Inc. ENCOR Holdings is a subsidiary of Leaver Corporation, a private investment company, of which Mr. Verity serves as Chairman. Mr. Verity is a Director of Chiquita Brands International, Inc. ("Chiquita"). Chiquita is an affiliate of American Premier Underwriters, Inc.

  Adarsh J. Arora, age 45, joined the Company in January 1996 as Vice President, Research and Development. Prior to joining the Company, he co-founded and served as President and Chief Executive Officer from January 1986 to January 1996 of Vista Technologies Incorporated, a manufacturer of high-end computer aided engineering and computer aided software engineering products.

  Donald M. Beck, age 41, joined the Company in January 1998 as Vice President and General Manager of Outsourcing. Prior to joining the Company, Mr. Beck was employed at International Business Machines Corporation ("IBM") for 18 years, most recently as Alliance General Manager.

  Kathleen V. Betts, age 42, joined the Company in July 1995 and became Vice President, Human Resources, in December 1997. Prior to joining the Company, she was a Manager and Director in Human Resources at Magee Hospital, an affiliate of the University of Pittsburgh, from 1990-1995.

  Andrea C. Campbell, age 46, co-founded the Company and served as Vice President, Consulting and Technology Transfer Services, from September 1992 to June 1996. Since June 1996, Ms. Campbell has served as Vice President, Outsourcing Operations. Ms. Campbell was previously employed as Human Resources Director at Bull Worldwide Information Services, Inc., a manufacturer of computer products, from March 1990 to August 1992.

  Eugene J. DiDonato, age 41, joined the Company in June 1997 and since July 1997 served as Vice President and General Counsel. Prior to joining the Company, Mr. DiDonato was Vice President and General Counsel of Cayenne Software, Inc. ("Cayenne") from November 1993 to June 1997, and General Counsel of Cayenne from August 1993 to November 1993. Mr. DiDonato was employed as a securities lawyer at Foley, Hoag & Eliot, a law firm in Boston, from April 1986 to July 1993.

  Peter Espinosa, age 38, joined the Company in March 1998 and since April 1998 served as Vice President, Worldwide Sales. Prior to joining the Company, Mr. Espinosa held various positions at IBM, starting in 1981, most recently as Vice President, Distribution Industry USA.

  John E. MacPhee, age 37, joined the Company in July 1996 as Director of Finance and as Treasurer. Prior to joining the Company, Mr. MacPhee served as Corporate Controller at Bachman Information Systems, Inc., a manufacturer of computer aided software-engineering products, from April 1986 to June 1996.

  Leonard Miller, age 58, joined the Company in September 1996 as Vice President, Strategic Programs. Mr. Miller was previously employed from January 1964 to August 1996 at Metropolitan Life Insurance Company, most recently as its Chief Information Officer of Individual Business.

  Robert D. Savoia, age 55, joined the Company in January 1997 as Vice President, Business Development and Marketing. Prior to joining the Company, he served as Vice President and Managing Partner of CSC from 1989 to December 1996. During his eight years at CSC, he was a member of the Operating and Executive Committees, Vice President of Business Development, and was the partner in charge of the New York consulting practice.

  William J. Sawyer, age 51, joined the Company in October 1997 as Vice President, Client Operations. From June 1978 to October 1997, Mr. Sawyer held various positions at Project Software & Development, Inc., a computerized maintenance management systems company, where he most recently served as Executive Vice President, Operations.

  Gareth S. Taube, age 48, joined the Company in March 1998 and since April 1998 has served as Vice President, Worldwide Marketing. From 1996 until he joined the Company, Mr. Taube was Vice President, Marketing & Corporate Alliances at Segue Software, Inc. a software testing tools company. From 1994 to 1996, he was Vice President, Marketing & Business Development at Praxis International Inc., a developer of data warehousing and data replication products. Mr. Taube held various positions at Digital Equipment Corporation from 1980 to 1994, where he most recently served as Senior Director, OLTP Business Group.

  Richard Wilkie, age 40, joined the Company in March 1998 and since April 1998 served as Vice President, Development. From 1989 until he joined the Company, Mr. Wilkie held various positions at Hewlett-Packard Company, a computer and peripherals manufacturer, most recently as Manager of Intimate Security Research & Development.

BOARD AND COMMITTEE MEETINGS

  The Board of Directors met 14 times (including by telephone conference) and acted by written consent two times during 1997. All directors except Messrs. Leblois and Pampel attended at least 75% of the aggregate of all of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which makes recommendations concerning the salaries and incentive compensation for employees of and consultants to the Company and administers and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held four meetings and acted by written consent three times during 1997. The members of the Compensation Committee are Messrs. Carr, Humphreys and McCance.

  The Board of Directors has an Audit Committee which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held one meeting during 1997. During 1997, the members of the Audit Committee were Messrs. Giordano, Leblois and Pampel. Mr. Giordano served as a member of the Audit Committee until his resignation on December 29, 1997. Mr. Verity was elected to serve as a member of the Audit Committee on April 21, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by Reporting Persons with the Securities and Exchange Commission or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that, during 1997, all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except as follows: Mr. Miller reported on Form 5 ownership of 1,000 shares acquired by a member of his household in July 1997.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

 Director Compensation

  All directors are reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings. Mr. Pampel was also compensated $3,750 for providing three days of services rendered as a member of the Board of Directors.

  The Company's 1997 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in May 1997. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options to purchase shares of Common Stock. A total of 200,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

  Pursuant to the terms of the Director Plan, options to purchase 15,000 shares of Common Stock were granted to all non-employee directors upon the effective date of the Company's initial public offering. In addition, options to purchase 15,000 shares of Common Stock are granted to each director elected after the Company's initial public offering upon his or her initial election as a director. On July 2, 1997 each of Messrs. Carr, Humphreys, Leblois, Giordano and McCance received an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $16.00 per share. On April 21, 1998, Mr. Verity received an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $5.875 per share. In addition, options to purchase 3,000 shares of Common Stock are granted to each non-employee director on the date of each annual meeting of stockholders of the Company provided, however, that such director is serving on the Board of Directors at the adjournment of such meeting. The exercise price per share of such options will be the closing price of a share of Common Stock on the date of the grant. All options granted under the Director Plan vest at a rate of one-third of the shares per year over a period of three years from the date of grant so long as the optionee remains a director of the Company.

 Executive Compensation

  The following table sets forth the total compensation paid or accrued for each of the two fiscal years ended December 31, 1997 for the Company's Chief Executive Officer, the Company's Chairman of the Board and former Chief Executive Officer and the Company's four other most highly compensated executive officers in 1997 (the Chief Executive Officer, the Company's Chairman of the Board and former Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                   LONG-TERM
                                                  COMPENSATION
                           ANNUAL COMPENSATION(1)    AWARDS
                           ---------------------- ------------
                                                   SECURITIES
         NAME AND                                  UNDERLYING     ALL OTHER
  PRINCIPAL POSITION(2)    YEAR  SALARY  BONUS(3)  OPTIONS(4)  COMPENSATION(5)
  ---------------------    ---- -------- -------- ------------ ---------------
Douglas A. Catalano....... 1997 $250,000 $35,000         --        $2,250
 President and Chief
  Executive Officer        1996      --      --      780,000          --
Dominic K. Chan(6)........ 1997  241,577  35,000         --         1,736
 Chairman of the Board and 1996  202,613  40,000         --         3,131
 Chief Technology Officer
Allen K. Deary............ 1997  191,850  35,000     150,000        3,088
 Vice President, Finance
  and                      1996  147,903  40,000      14,200        3,002
 Chief Financial Officer
Adarsh Arora.............. 1997  185,863  35,000     150,000        1,363
 Vice President, Research
  and                      1996  120,891  40,000      51,192        1,395
 Development
Leonard Miller............ 1997  201,500  15,000         --           --
 Vice President, Strategic
  Programs                 1996   66,077     --      200,000          --
Robert D. Savoia.......... 1997  173,847  35,000     250,000        1,231
 Vice President, Business  1996      --      --          --           --
 Development
 and Marketing

--------
(1) Excludes perquisites and other personal benefits because the aggregate amount of such compensation was in all cases less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer.
(2) Lists principal position with the Company as of December 31, 1997.
(3) Amounts in this column represent bonuses earned under the Company's executive compensation programs during 1996 and 1997.
(4) Reflects the grant of options to purchase Common Stock. The Company has never granted stock appreciation rights.
(5) Consists of the Company's matching contributions to the Company's 401(k)
    Plan.
(6) Dr. Chan was the Company's Chief Executive Officer through October 19, 1997. Thereafter, Mr. Catalano became Chief Executive Officer.

  The following table sets forth certain information concerning grants of stock options to each of the Named Executive Officers during the year ended December 31, 1997:

 Option Grants, Exercises and Year-End Values

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                         --------------------------------------------------
                                                                                POTENTIAL
                                                                             REALIZABLE VALUE
                                                                                AT ASSUMED
                                                                             ANNUAL RATES OF
                         NUMBER OF  PERCENT OF TOTAL                           STOCK PRICE
                         SECURITIES     OPTIONS                              APPRECIATION FOR
                         UNDERLYING    GRANTED TO    EXERCISE OR              OPTION TERM(3)
                          OPTIONS     EMPLOYEES IN   BASE PRICE  EXPIRATION ------------------
   NAME                  GRANTED(1)   FISCAL YEAR     ($/SH)(2)     DATE      5%       10%
   ----                  ---------- ---------------- ----------- ---------- ------- ----------
Douglas A. Catalano.....      --           --           $ --           --   $   --  $      --
Dominic K. Chan.........      --           --             --           --       --         --
Allen K. Deary..........  150,000          9.9%         10.00     05/28/07  943,500  2,391,000
Adarsh Arora............  150,000          9.9%         10.00     05/28/07  943,500  2,391,000
Leonard Miller..........      --           --             --           --       --         --
Robert D. Savoia........  175,000         11.5%          4.65     01/27/07  511,000  1,296,750
                           75,000          5.0%          8.20     03/19/07  387,000    980,250

--------
(1) All options were granted pursuant to the 1997 Plan and generally grant a right to purchase shares of Common Stock which vests in four equal annual installments beginning one year after the date of grant. See "Employment Agreements" below.
(2) Represents the per share fair market value of the Common Stock, as determined by the Board of Directors, on the date of grant.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

  The following table sets forth certain information concerning stock options exercised during 1997 and stock options held by each of the Named Executive Officers on December 31, 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS
                                                      YEAR-END            AT FISCAL YEAR-END(2)
                                              ------------------------- --------------------------
                          SHARES
                         ACQUIRED
                            ON       VALUE
   NAME                  EXERCISE REALIZED(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
   ----                  -------- ----------- ------------------------- --------------------------
Douglas A. Catalano.....    --        --           188,061      563,940    $3,211,142    9,629,276
Dominic K. Chan.........    --        --            18,750      --            367,031      --
Allen K. Deary.......... 100,000   $329,960        194,067      167,718     3,882,513    1,869,057
Adarsh Arora............    --        --            12,798      188,394       224,925    2,231,025
Leonard Miller..........    --        --           100,000      100,000     1,757,500    1,757,500
Robert D. Savoia........    --        --            43,750      131,250       687,969    2,063,906
                            --        --              --         75,000          --        913,125

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, as determined by the Board of Directors of the Company.
(2) Value based on the closing sale price per share ($20.375) of the Common Stock on December 31, 1997, as reported on the Nasdaq National Market, less the exercise price.

 Employment Agreements

  The Company entered into an employment agreement with Mr. Catalano on December 30, 1996, (the "Catalano Agreement") pursuant to which Mr. Catalano agreed to serve as President and Chief Operating Officer of the Company. Although the Catalano Agreement has no set term, it is terminable (i) by the Company or Mr. Catalano without cause upon 45 days' prior notice, (ii) by either party pursuant to a breach of the Catalano Agreement by the other party and failure to remedy the breach by such party after 30 days' prior notice, or
(iii) immediately by the Company with cause (as defined). The Catalano Agreement provides that Mr. Catalano is entitled to receive a base salary of $250,000 in 1997 and is eligible to receive a bonus in an amount to be determined by the Board of Directors, an appropriate committee or a designee thereof. Mr. Catalano's base salary will be reviewed annually thereafter. Pursuant to the Catalano Agreement, the Company granted Mr. Catalano, and Mr. Catalano subsequently exercised, an option to purchase 151,515 shares of Common Stock. The Company also granted Mr. Catalano an incentive stock option to purchase an additional 149,212 shares of Common Stock at an exercise price of $3.30 per share (the "Catalano ISO"), which was exercised as to 27,999 shares on the date of grant, and a nonstatutory stock option to purchase an additional 630,788 shares of Common Stock (the "Catalano NSO"), both at an exercise price of $3.30 per share. The Catalano ISO and Catalano NSO became exercisable as to 30,303 and 157,697 shares of common stock, respectively, on December 30, 1997. The Catalano ISO and Catalano NSO both vest as to the remaining shares in 12 equal portions, the first of which was exercisable on the last day of the first calendar quarter of 1998, and the remaining of which will become exercisable on the last day of each succeeding calendar quarter. Mr. Catalano's options will be fully vested as of the fourth anniversary of the Catalano Agreement. If his employment is terminated by the Company without cause (as defined), Mr. Catalano will be entitled to receive severance compensation for 52 weeks thereafter in an amount equal to the base salary which would otherwise be payable to Mr. Catalano during that period. In addition, upon any such termination, the Catalano ISO and Catalano NSO will become exercisable as to that number of shares which would have become exercisable if Mr. Catalano's had terminated one year after the actual date of termination. Throughout the term of the Catalano Agreement, the Chairman of the Board of the Company agrees to nominate Mr. Catalano as a candidate for election to the Board of Directors of the Company. The Catalano Agreement also contains a non-solicitation covenant and a non-competition covenant pursuant to which Mr. Catalano is prohibited, during the term of his employment, from engaging in any business activity that would compete directly or indirectly with the products or services of the kind or type developed by the Company. The non-competition covenant extends for a one-year period after termination, but is limited during this period to prohibit Mr. Catalano from engaging in business activities competitive with the Company's products or services related to the Company's year 2000 business activities.

  In January 1997, the Company and Mr. Savoia entered into an employment agreement (the "Savoia Agreement") providing for the employment of Mr. Savoia as a Vice President of the Company. Although the Savoia Agreement has no set term, it is terminable (i) by the Company or Mr. Savoia without cause upon 45 days' prior notice, (ii) by either party pursuant to a breach of the Savoia Agreement by the other party and failure to remedy the breach by such party upon 30 days' prior notice, or (iii) immediately by the Company with cause (as defined). The Savoia Agreement provides for an annual base salary of $200,000 as well as annual incentive compensation in an amount determined by the Board of Directors of the Company, an appropriate committee or a designee thereof. If his employment is terminated by the Company without cause (as defined), Mr. Savoia will be entitled to receive severance compensation for 52 weeks in an amount equal to the base salary otherwise payable to Mr. Savoia during such period. In addition, upon any such termination options to purchase 75,000 shares of Common Stock granted to Mr. Savoia within six months of January 27, 1997 will become exercisable as to that number of shares which would have become exercisable if Mr. Savoia's employment had terminated one year after the actual date of termination. The Savoia Agreement also contains a non-solicitation covenant and a non-competition covenant pursuant to which Mr. Savoia, during the term of his employment, is prohibited from engaging in any business activity that would compete directly or indirectly with products or services of the kind or type developed by the Company. The non-competition covenant extends for a one-year period after termination, but is limited during this period to prohibit Mr. Savoia from engaging in business activities competitive with the Company's products or services related to the Company's year 2000 business activities.

  On August 15, 1996, the Company entered into a letter agreement with Leonard Miller (the "Miller Letter"). Pursuant to the Miller Letter, the term of Mr. Miller's employment extends from September 1, 1996 through August 31, 2000. The Miller Letter provides for an annual base salary of $200,000 as well as an annual bonus to be determined in accordance with the Company's policies. In connection with the commencement of his employment, the Company granted Mr. Miller an option to purchase 200,000 shares of Common Stock at an exercise price of $2.80 per share. The option was exercisable with respect to 50,000 shares on the date of commencement of Mr. Miller's employment and is exercisable as to an additional 50,000 shares on each of August 31, 1997, 1998 and 1999. In the event that Mr. Miller's employment by the Company is terminated without cause, any of the 200,000 shares subject to this option that remain unvested as of the date of termination will vest immediately upon termination. In addition, upon termination without cause Mr. Miller shall receive severance compensation paid biweekly for a period of one year thereafter in an amount equal to one year's base salary at the time of the Miller Letter. In the event that the Company is liquidated, all of Mr. Miller's unvested options will vest immediately prior to liquidation.

  On March 15, 1996, the Company entered into a Non-Competition Agreement with Dominic K. Chan (the "Chan Agreement") which terminates on the first anniversary of the date on which Mr. Chan's employment with the Company terminates. The Chan Agreement provides for severance payments to Mr. Chan in quarterly installments over a one-year period following termination, in an aggregate amount not to exceed the amount paid to Mr. Chan by the Company in combined salary and bonus for the 12-month period immediately preceding the date of termination. The Company's obligation to pay such severance is conditional upon Mr. Chan's continued compliance with the terms of the Chan Agreement. The Chan Agreement prohibits Mr. Chan, during the term thereof, from engaging in any business activity that is directly or indirectly competitive in the United States with any of the products or services being developed or otherwise provided by the Company at the date of his termination.

  On January 20, 1998, the Company entered into an employment agreement with Adarsh K. Arora (the "Arora Agreement"). Pursuant to the Arora Agreement, the term of Mr. Arora's employment extends from January 20, 1998 through May 31, 2001. The Arora Agreement provides for an annual base salary of $185,000 as well as bonus compensation to be determined in accordance with the Company's policies. The Arora Agreement may be terminated (i) by Mr. Arora without cause upon 45 days' prior notice or by the Company without cause upon 52 weeks, prior notice (ii) by either party pursuant to a breach of the Arora Agreement by the other party and failure to remedy the breach by such party within 30 days after notice, (iii) immediately by the Company with cause (as defined), or (iv) upon death or disbility of the employee. If his employment is terminated by the Company without cause, Mr. Arora will be entitled to receive base compensation until expiration of the notice period or the date Mr. Arora commences employment or consulting with a third party during the notice period. The Arora Agreement also contains a non-solicitation covenant and a non-competition covenant pursuant to which Mr. Arora, during the term of his employment, is prohibited from engaging in any business activity that would compete directly or indirectly with the products and services of the kind or type developed by the Company. The non-competition covenant extends for a one-year period after termination (unless terminated by the Company without cause), but is limited during this period to prohibit Mr. Arora from engaging in business activities competitive with the Company's Year 2000 business activities.

  On January 19, 1998, the Company entered into an employment agreement with Donald M. Beck (the "Beck Agreement"). Although the Beck Agreement has no set term, it is terminable (i) by Mr. Beck without cause upon 15 days' prior notice or by the Company without cause upon 52 weeks prior notice, (ii) by either party pursuant to a breach of the Beck Agreement by the other party and failure to remedy the breach by such party within 30 days' after notice, (iii) immediately by the Company with cause (as defined), or (iv) upon the death or disability of the Employee. The Beck Agreement provides for an annual base salary of $225,000 as well as bonus compensation to be determined in accordance with the Company's policies and a $15,000 bonus in 1998 and 1999. If his employment is terminated by the Company without cause, Mr. Beck will be entitled to receive base compensation until the expiration of the notice period or the date Mr. Beck commences employment or consulting with a third party during the notice period, together with any bonus compensation payable as provided under the terms of any related bonus plan or arrangement through the date of the notice of termination.

The Beck Agreement also contains a non-solicitation covenant and a non-competition covenant pursuant to which Mr. Beck, during the term of his employment, is prohibited from engaging in any business activity that would compete directly or indirectly with products or services of the kind or type developed by the Company. The non-competition covenant extends for a one-year period after termination (unless terminated without cause), but is limited during this period to prohibit Mr. Beck from engaging in business activities competitive with the Company's Year 2000 business activities. Mr. Beck issued an unsecured promissory note dated January 30, 1998 in the amount of $130,000 payable to the Company. The note incurs interest at 6% per annum and is payable in two equal annual installments of $65,000 together with accrued interest.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") is responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under certain of the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code. This report addresses the Company's compensation policies for 1997 as they affected the Chief Executive Officer, the Chairman of the Board and the former Chief Executive Officer and the Company's other executive officers, including the Named Executive Officers.

 Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with the Company's performance, recognize individual performance and responsibility, underscore the importance of shareholder value creation, and assist the Company in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash bonuses, and long-term stock-based incentives. In order to attract and retain qualified executives, the Compensation Committee has and may continue to approve employment agreements between the Company and such executives.

  All compensation decisions are determined following a review of factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievement data, external and internal compensation surveys and studies, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

  In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, economic conditions particular to the Company's industry, the Company's financial performance, and the individual's performance in establishing the compensation opportunities of the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's creation of actual shareholder value and the Company's actual financial performance.

  The competitiveness of the Company's total compensation program--including base salaries, annual cash bonuses, and long-term stock-based incentives--may be periodically assessed with the assistance of an outside compensation consultant. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

  While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance and other competitive factors.

  Base Salary. Base salaries for all executive officers, including the Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success. A number of the Company's executive officers are parties to employment agreements with the Company that set base salary and other terms of compensation for such officers. See "Compensation of Directors and Executive Officers."

  Annual Cash Bonus Opportunities. The Company believes that executives should be rewarded for their contributions to the success and operating performance of the business and, as such, approves annual cash bonus awards. Incentive awards are typically linked to the achievement of revenue and/or net income and/or other financial goals by the Company and/or specific business units, and the achievement by the executives of certain assigned objectives. The individual objectives set for executive officers of the Company are generally objective in nature and include such goals as revenue, net income and budget objectives, increased departmental productivity, cost control, process improvements, and improved quality control. The Compensation Committee believes that these arrangements tie the executive's performance closely to key measures of success of the Company or the executive's business unit. All executive officers, including the Chief Executive Officer, are eligible to participate in this program.

  Long-Term Stock-Based Incentives. The Compensation Committee also believes that it is essential to link executive and shareholder interests. As such, from time to time the Compensation Committee grants stock options to executive officers and other employees under the Company's 1997 Plan and in the past its 1992 Long Term Incentive Plan. In determining actual awards, the Compensation committee considers the externally competitive market, the contributions of the individual to the success of the Company, and the need to retain the individual over time. All executive officers, including the Chief Executive Officer, are eligible to participate in the 1997 Plan. In addition, all executive officers, including the Chief Executive Officer are eligible to participate in the Purchase Plan.

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Executive Officer received compensation exceeding this limit in 1997, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m).

 1997 Compensation

  Base salaries paid in 1997, for all executive officers other than the Chief Executive Officer, reflect the Compensation Committee's subjective review of external competitiveness, the roles and responsibilities of the individuals, the internal equity of compensation relationships, and the contributions of the individual. For 1997, the base salaries for Messrs. Catalano and Chan were $250,000 and $241,577, respectively. Mr. Catalano's salary is set by the terms of the Catalano Agreement. The Committee believes that such base salaries were comparable to salaries of Chief Executive Officers of other software companies within the Company's industry.

  Annual cash bonuses paid to all executive officers, including the Chief Executive Officer, for 1997 were determined in conjunction with the Compensation Committee's assessment of the Company's performance and individual objectives as outlined above. For 1997, Messrs. Catalano and Chan each received a bonus of $35,000.

  Submitted by the Compensation Committee

    Arthur Carr
    W. Michael Humphreys
    Henry F. McCance

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Compensation Committee are Messrs. Carr, Humphreys and McCance. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

COMPARATIVE STOCK PERFORMANCE

  The graph below compares the cumulative total stockholder return on the Common Stock for the period from July 2, 1997 through December 31, 1997 with the cumulative total return on (i) Nasdaq Stock Market U.S. Companies Index, and (ii) Nasdaq Stock Market Computer and Data Processing Index. The comparison assumes the investment of $100 on July 2, 1997 in the Company's Common Stock and in each of the indices and, in each case assumes reinvestment of all dividends, if any. Prior to July 2, 1997, the Company's Common Stock was not traded on the Nasdaq National Market.

                         [GRAPH APPEARS HERE]

              COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG PERITUS, NASDAQ U.S. INDEX AND NASDAQ C&D INDEX

Measurement period                          NASDAQ U.S. NASDAQ C&D
(Fiscal Year Covered)           Peritus       Index       Index
---------------------           --------     --------    --------
Measurement PT -
07/03/97                        $100.00      $100.00     $100.00

FYE 07/31/97                    $100         $108.65     $108.39
FYE 08/29/97                    $ 98.04      $108.49     $105.5
FYE 09/30/97                    $100.49      $114.91     $107.38
FYE 10/31/97                    $ 72.55      $108.96     $105.15
FYE 11/28/97                    $ 67.16      $109.50     $107.81
FYE 12/31/97                    $ 79.90      $107.78     $101.35



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Effective December 1, 1997, Twoquay, Inc., a wholly owned subsidiary of the Company, acquired substantially all of the assets and assumed certain liabilities of the business of Millennium Dynamics, Inc. ("MDI") from APU in exchange for $30 million in cash and 2,175,000 unregistered shares of Common Stock. Pursuant to a Registration Rights Agreement between the Company and APU, the Company agreed to file a Registration Statement on Form S-3 covering up to all of the related common shares issued to APU by July 6, 1998 and to use its best efforts to cause such Registration Statement to become effective prior to August 1, 1998. The Company also granted APU certain incidental rights to register up to 500,000 of the related common shares prior to July 6, 1998 in the event of a secondary offering of Common Stock by the Company. Under the terms of the Registration Rights Agreement, APU also agreed that up to 837,500 of the related common shares issued by the Company would be subject to certain restrictions on sale through December 31, 1998. Twoquay changed its name to MDI after the closing of the acquisition. In connection with the acquisition, Twoquay assumed certain license agreements for certain technology and certain service agreements (under which the Company received payments of $98,000 since December 1, 1997) between MDI and APU or APU's affiliates related to the MDI business. The license agreements also include provisions for maintenance for which APU or APU's affiliates pay no or set maintenance fees. The Company also has an agreement to permit its use of APU's or APU's affiliates' computer systems for a fee. In addition, the Company leases space for its Cincinnati facility from an affiliate of APU's which the Company paid approximately $191,000 in rent since December 1, 1997. Mr. Verity, a member of the Company's Board, is also a director of Chiquita, an affiliate of APU.

  On January 3, 1995, the Company entered into a General Computer Consulting Services Agreement, with Metropolitan Life Insurance Company ("Met Life") pursuant to which the Company provided certain software conversion services to Met Life. In connection with the General Computer Consulting Services Agreement, the Company entered into two Authorization Letters with Met Life, dated January 3, 1995 and November 27, 1995, respectively. On October 1, 1996, the Company entered into a License Agreement with Met Life providing for the grant of non-exclusive licenses to use certain proprietary software products developed by the Company, as specified in certain subsequent purchase orders entered into between the Company and Met Life. Mr. Miller, the Company's Vice President, Strategic Programs, was previously employed at Met Life from January 1964 to August 1996, most recently in the position of Chief Information Officer of Individual Business. The Company derived revenue of $2,770,000 from Met Life from January 1, 1997 through March 31, 1998.

  On May 1, 1996, the Company entered into a License and Alliance Agreement with CSC providing for a grant of a non-exclusive license to CSC to use the Company's AutoEnhancer/2000 software and related services, and for the collaboration of the Company and CSC in connection with providing year 2000 services to CSC's clients. The Company derived revenue of $2,928,000 from January 1, 1997 through March 31, 1998 under the License and Alliance Agreement. The initial term of the License and Alliance Agreement terminated May 1, 1997. On March 15 and June 25, 1997, the Company executed Amendments to the License and Alliance Agreement--Agreement for the Purchase of a Special Inventory Package providing for the grant of a $2,500,000 usage-based license payable by CSC during 1997. Prior to joining the Company as President and Chief Operating Officer and as a director, Mr. Catalano was employed by CSC from November 1982 to December 1996, and most recently served as its President. Mr. Savoia served as Vice President and Managing Partner of CSC from 1989 to December 1996 before joining the Company in the position of Vice President, Business Development and Marketing.

  For a description of certain employment and other arrangements between the Company and its executive officers and directors, see "Compensation of Directors and Executive Officers--Employment Agreements."

  The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  Pursuant to the By-laws, the Company has a classified Board of Directors consisting of three Class I directors, three Class II directors and three Class III directors. The Class I, Class II and Class III Directors will serve until the annual meeting of stockholders to be held in 1998, 1999 and 2000, respectively, and until their respective successors are elected and qualified. Messrs. Catalano, McCance and Verity presently serve as Class I Directors. Messrs. Deary, Humphreys and Pampel presently serve as Class II Directors Messrs. Carr, Chan and Leblois presently serve as class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class I directors, Douglas C. Catalano, Henry F. McCance and William W. Verity, unless the proxy is marked otherwise. Messrs. Catalano, McCance and Verity are currently directors of the Company. John Giordano, formerly a Class I director of the Company, resigned from the Board of Directors, effective as of December 29, 1997. Mr. Verity was elected by the Board as a Class I Director on April 21, 1998.

  Each Class I director will be elected to hold office until the 2001 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

 PROPOSAL 2--APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN

  On February 11, 1998, the Board of Directors voted that, subject to shareholder approval at the 1998 Annual Meeting, the 1997 Plan be amended to increase the number of shares of Common Stock reserved for issuance under the 1997 Plan from 1,950,000 to 3,950,000.

  The Board of Directors believes that stock options are an important element of compensation to attract and retain employees.

  THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE 1997 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

  The Company's 1997 Plan was adopted by the Board of Directors and approved by the stockholders of the Company in May 1997. As of December 31, 1997, options to purchase 1,159,350 shares of Common Stock at a weighted average exercise price of $14.34 per share were outstanding under the 1997 Plan. On April 15, 1998, the closing sale price of a share of Common Stock on the Nasdaq National Market was $5.688.

  The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, "Awards").

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 1,000,000 shares per calendar year. As of March 31, 1998, approximately 349 persons were eligible to receive Awards under the 1997 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 1997 Plan is discretionary.

  Optionees may receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any combination of the permitted forms of payment.

  The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions thereof. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation Committee to administer the 1997 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards, may amend, modify or terminate any outstanding Award and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,
(ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, or to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event.

  No Award may be made under the 1997 Plan after May 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment is approved by the Company's stockholders.

  Since the adoption of the 1997 Plan, options to purchase 150,000, 150,000, 492,000, and 674,613 shares of Common Stock were granted under the 1997 Plan to Mr. Arora, Mr. Deary, all current executive officers, as a group, and all employees, including all current officers who are not executive officers, as a group, respectively, at exercise prices ranging from $10.00 per share to $28.75 per share. Other than such grants, no other grants have been made to Named Executive Officers, Directors who are not executive officers or their respective associates under the 1997 Plan since adoption of the 1997 Plan. The dollar value of such options may be calculated by multiplying the number of shares subject to options by the difference between the per share exercise price and the fair market value of a share of Common Stock quoted on the Nasdaq National Market. The number of award recipients and quantity of awards under the 1997 Plan is discretionary and varies from year to year based on a number of factors. Thus, the Company cannot now determine specific awards under the 1997 Plan. However, the Compensation Committee expects to grant options to employees including executive officers prior to the Meeting which in the aggregate will not exceed the number of options then available for grant under the 1997 Plan.

  Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of any incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may subject a participant to alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the Grant Date (the "Grant Date") and one year from the exercise date (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

  Nonstatutory Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory option. However, a participant generally will recognize ordinary compensation income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company. The grant of a stock option under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1997 Plan nor the sale of any common Stock acquired under the 1997 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of an nonstatutory stock option or Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

    PROPOSAL 3--APPROVAL OF AMENDMENTS TO THE COMPANY'S 1997 EMPLOYEE STOCK
                                 PURCHASE PLAN

  On April 21, 1998, the Board of Directors voted that, subject to shareholder approval at the 1998 Annual Meeting, the Purchase Plan be amended to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from 200,000 to 300,000 and to increase the number of shares of Common Stock for issuance under each of the Purchase Plan's third and last Offering Periods (as defined below) from 50,000 to 100,000 per Offering Period.

  The Board of Directors believes that the Purchase Plan provides employees of the Company with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock, which the Board of Directors believes will help the Company attract and retain employees.

  THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENTS TO THE PURCHASE PLAN ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

  The Purchase Plan was adopted by the Board of Directors and approved by the stockholders of the Company in May 1997. The Purchase Plan authorizes the issuance of up to a total of 200,000 shares of Common Stock to participating employees.

  All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries, whose customary employment is more than 20 hours per week are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of March 31, 1998, approximately 344 of the Company's employees would have been eligible to participate in the Purchase Plan.

  On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's base pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the average market price (as defined) per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which exceeds the number of shares determined by dividing $12,500 by the average market price of a share of Common Stock on the commencement date of the Offering Period. The Purchase Plan provides for four consecutive six-month Offering Periods beginning with the six-month period extending from October 1, 1997 through March 31, 1998.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

  As of December 31, 1997, no shares were purchased by participants pursuant to the Purchase Plan. None of the Company's executive officers has participated in the Purchase Plan to date. Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any Named Executive Officer, by all current executive officers, as a group, or by employees including officers who are not executive officers, as a group. Directors who are not employees may not participate in the Purchase Plan.

  Federal Income Tax Consequences The following is a summary of the United States federal income tax consequences, that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

  Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common stock acquired under the Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary compensation income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company. The offering of Common Stock under the Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

  Withholding. The amount that a participant elects to have deducted from his or her base pay for the purchase of Common Stock under the Plan constitutes taxable wages and is subject to withholding. Moreover, the Company will have a withholding obligation with respect to ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. The Company will require affected participants to make the arrangements to satisfy this withholding obligation.

SELECTION OF AUDITORS

  The Board of Directors has selected the firm of Price Waterhouse LLP, independent accountants, to serve as the Company's independent auditors for the fiscal year ending December 31, 1998. The Company has been advised that a representative of Price Waterhouse LLP will be present at the Meeting. This representative will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions presented at the Meeting.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Clerk of the Company at its offices, 2 Federal Street, Billerica, Massachusetts 01821, no later than January 5, 1999 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

                                     By Order of the Board of Directors,
                                     Eugene J. DiDonato
                                     Clerk


Billerica, MA
May 7, 1998

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                        PERITUS SOFTWARE SERVICES, INC.
                               2 Federal Street
                      Billerica, Massachusetts 01821-3540

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, revoking all prior proxies, hereby appoint(s) Dominic K. Chan, Allen K. Deary and Peter B. Tarr, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Peritus Software Services, Inc. (the "Company") held of record by the undersigned on April 16, 1998 at the Annual Meeting of Shareholders to be held on June 10, 1998 and at any adjournment or adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        PERITUS SOFTWARE SERVICES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention as disclosed in the accompanying proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Peritus Software Services, Inc.

[X]  Please mark votes
     as in this example.

The Board of Directors recommends that you vote FOR the following proposals.

1.   Election of Class I Directors                          2.   Approve the amendment to the Company's 1997 Stock
                                                                 Incentive Plan     For   Against   Abstain
Nominees: Douglas A. Catalano, Henry F. McCance                                     [ ]     [ ]       [ ]
          and William W. Verity
            For     Withheld                                3.   Approve the amendments to the Company's 1997
            [ ]       [ ]                                        Employee Stock Purchase Plan  For  Against  Abstain
                                                                                               [ ]    [ ]      [ ]
[ ] _______________________________________
    For all nominees except as noted above.                 4.   In their discretion, the proxies are authorized to
                                                                 vote upon any other business that may properly come
                                                                 before the Annual Meeting.     For   Against   Abstain
                                                                                               [ ]     [ ]       [ ]

                                                                                    MARK HERE FOR ADDRESS     [ ]
                                                                                    CHANGE AND NOTE AT LEFT
          SHAREHOLDER NAME
          STREET ADDRESS                                    Please sign exactly as name appears hereon. Joint owners
          CITY, STATE, ZIP CODE                             should each sign. Executors, administrators, trustees,
                                                            Guardians or other fiduciaries should give full title as such.
                                                            If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: _______________________________________          Signature: ________________________________________________

                                               Date: _______________________________

                                                                     APPENDIX B

                        PERITUS SOFTWARE SERVICES, INC.

                           1997 STOCK INCENTIVE PLAN

1. PURPOSE

  The purpose of this 1997 Stock Incentive Plan (the "Plan") of Peritus Software Services, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's shareholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's shareholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Peritus Software Services, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. ELIGIBILITY

  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3. ADMINISTRATION, DELEGATION

  a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

  b. Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

  c. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Class A common stock, no par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the "Exchange Act." All references in the Plan to the "Board" shall mean a Committee or the Board or the officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. STOCK AVAILABLE FOR AWARDS

  a. Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,950,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

  b. Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any participant under the Plan shall be 1,000,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

  c. Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5. STOCK OPTIONS

  a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

  b. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  c. Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

  d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

  e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    i. in cash or by check, payable to the order of the Company;

    ii. except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    iii. (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or
  (iii) by payment of such other lawful consideration as the Board may determine; or

    iv. any combination of the above permitted forms of payment.

6. RESTRICTED STOCK

  a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

  b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. OTHER STOCK-BASED AWARDS

  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. GENERAL PROVISIONS APPLICABLE TO AWARDS

  a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to, and not inconsistent with, those set forth in the Plan.

  c. Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

  d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

  e. Acquisition Events

    i. Consequences of Acquisition Events. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with respect to Options or any other similar Awards only, upon the execution by the Company of any agreement with respect to an Acquisition Event, (i) the Board shall cause all Options then outstanding to become immediately exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and shall provide written notice to the Participants informing them that all such options have become exercisable in full and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock Awards then outstanding shall become immediately free of all restrictions; (iii) all other stock-based Awards all become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

    An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 60% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

    ii. Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

  f. Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  g. Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the

Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9. MISCELLANEOUS

  a. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  b. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

  c. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's shareholders, but Awards previously granted may extend beyond that date.

  d. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements. Amendments requiring stockholder approval shall become effective when adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, realizable or vested (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant) unless and until such amendment shall have been approved by the Company's shareholders.

  e. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

                                          Adopted by the Board of Directors on
                                           May 5, 1997

                                          Approved by the Stockholders on May
                                           28, 1997

                            AMENDMENT NO. 1 TO THE

                        PERITUS SOFTWARE SERVICES, INC.

                           1997 STOCK INCENTIVE PLAN

  Subsection 4(a) of the Peritus Software Services, Inc. 1997 Stock Incentive Plan (the "Plan"), is hereby amended, subject to stockholder approval, to increase from 1,950,000 to 3,950,000 the number of shares of Common Stock, $.01 par value per share, authorized for issuance under the Plan (subject to adjustment under Subsection 4(c) of the Plan).

                                          Adopted by the Board of Directors on
                                           February 11, 1998

                                                                     APPENDIX C

                        PERITUS SOFTWARE SERVICES, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

  The purpose of this Plan is to provide eligible employees of Peritus Software Services, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's Class A common stock, no par value (the "Common Stock"), commencing on October 1, 1997. Two hundred thousand (200,000) shares of Common Stock in the aggregate have been approved for this purpose.

1. ADMINISTRATION

  The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. ELIGIBILITY

  Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

  All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

    a. they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week; and

    b. they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

    No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3. OFFERINGS

  The Company will make four offerings ("Offerings") to employees to purchase stock under this Plan. Unless the Board determines otherwise, Offerings will begin each October 1 and April 1, or the first business day thereafter (the "Offering Commencement Dates") and each Offering Commencement Date will begin a 6-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The first Plan Period shall begin on October 1, 1997 and end on March 31, 1997. The last Plan Period shall begin on April 1, 1999 and end on March 31, 1999 unless the Board determines otherwise. The maximum number of shares available under each Offering shall not exceed 50,000 shares during each Plan Period together with any shares remaining unsold from any prior Plan Period. If the total number of shares for which options are exercised exceeds the maximum number available for each Plan Period, the Board or Committee shall make a pro-rata allocation of the shares available and the excess payroll deduction shall be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock shall be carried forward into the employee's payroll deduction account for the next Offering. If the employee elects to discontinue participation in the Plan, such amount shall promptly be refunded to the employee, without interest.

4.PARTICIPATION

  An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 20 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect.

5.DEDUCTIONS

  The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction of any whole number percentage of Compensation from 1% through 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld. An employee's Compensation shall be the employee's Base Pay. An employee's Base Pay is his or her regular straight-time earnings, as the same may be adjusted from time to time, and amounts paid for vacation, holiday, sick time and short-term disability. Base Pay excludes all special payments including the following without limitation: overtime, incentive compensation, bonuses, sales commissions, automobile allowances, relocation expense reimbursements, insurance payments made pursuant to any long-term disability policies and any other type of special payment.

  No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.DEDUCTION CHANGES

  An employee may not increase or decrease his payroll deduction during a Plan Period. However, an employee may discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. If an employee elects to discontinue his payroll deductions during a Plan Period, such election shall constitute an election to withdraw his funds pursuant to
Section 8 hereof.

7.INTEREST

Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.WITHDRAWAL OF FUNDS

  An employee may at any time twenty (20) days prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering by filing a new payroll authorization form no later than 20 days prior to the beginning date of such Offering.

9.PURCHASE OF SHARES

  On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing $12,500 by the Average Market Price on the Offering Commencement Date of such Plan Period. The Average Market Price on any date shall be (a) the average (on that date) of the high and low prices of the Common Stock on any national securities exchange on which the Common Stock is listed, (b) the last reported sale price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices last quoted on that date in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

  The purchase price for each share purchased (the "Option Price") will be 85% of the Average Market Price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever is less. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above). The Board may set a higher purchase price for an Offering at any time at least 30 days prior to the Offering Commencement Date of such Offering.

  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

10.ISSUANCE OF CERTIFICATES

  Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

11.RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT

  In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan. Employment shall be defined in accordance with Treasury Regulation (S)1.421-7(h).

12.OPTIONEES NOT STOCKHOLDERS

  Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.RIGHTS NOT TRANSFERABLE

  Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

14.APPLICATION OF FUNDS

  All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK

  In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.MERGER

  If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

  In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.AMENDMENT OF THE PLAN

  The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with
Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

18.INSUFFICIENT SHARES

  In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.TERMINATION OF THE PLAN

  This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.GOVERNMENTAL REGULATIONS

  The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

  The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

  The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

21.ISSUANCE OF SHARES

  Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.NOTIFICATION UPON SALE OF SHARES

  Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23.EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS

  The Plan as amended hereby shall take effect on May 5, 1997, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of such amendment by the Board.

                                          Adopted by the Board of Directors on
                                           May 5, 1997

                                          Approved by the shareholders on May
                                           28, 1997

                            AMENDMENT NO. 1 TO THE

                        PERITUS SOFTWARE SERVICES, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

  The first paragraph of the Peritus Software Services, Inc. 1997 Employee Stock Purchase Plan (the "Plan") is hereby amended, subject to stockholder approval, to increase from 200,000 to 300,000 the number of shares of Common Stock, $.01 par value per share, authorized for issuance under the Plan (subject to adjustment under Section 15 of the Plan).

  Section 3 of the Plan is hereby amended, subject to stockholder approval, to increase from 50,000 to 100,000 the maximum number of shares, together with any shares remaining unsold from any prior Plan Period, of Common Stock available under each Offering during each of the third and last Plan Periods.

  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

                                          Adopted by the Board of Directors on
                                           April 21, 1998